EXHIBIT 4.22

CONFIDENTIAL TREATMENT

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL

Supplemental Agreement No. 19

to

Purchase Agreement No. 2191

between

The Boeing Company

and

COPA Holdings, S.A., Inc. Relating to

Boeing Model 737 Aircraft

THIS SUPPLEMENTAL AGREEMENT entered into as of        , 2009 by and between THE BOEING COMPANY, a Delaware corporation with its principal office in Seattle, Washington, (Boeing) and COPA HOLDINGS, S.A., INC. (Customer);

WHEREAS, the parties hereto entered into Purchase Agreement No. 2191 dated November 25, 1998 (the Agreement), as amended and supplemented, relating to Boeing Model 737-7V3 and 737-8V3 aircraft (the Aircraft); and

WHEREAS, Customer and Boeing have agreed to accelerate the delivery of Aircraft serial number 40664 from June 2010 to May 2010.

WHEREAS, Customer and Boeing have mutually agreed to amend the Agreement to incorporate the effect of these and certain other changes;

NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties agree to amend the Agreement as follows:

1.	The “Table of Contents” is revised to reflect the changes made by this Supplemental Agreement.

2.	Table 1-9 entitled “Aircraft Information Table for Model 737-8V3 Aircraft”, is revised to **Material Redacted**. The revised Table 1-9 is attached hereto.

3.	**Material Redacted**

PA No. 2191	SA No. 19
Aug 2009

CONFIDENTIAL TREATMENT

The Purchase Agreement will be deemed to be supplemented to the extent herein provided as of the date hereof and as so supplemented will continue in full force and effect.

Boeing and Customer have each caused this Supplemental Agreement to be duly executed as of the day and year first written above.

THE BOEING COMPANY		COPA HOLDINGS, S.A.

By:		By:
	Its: Attorney-In-Fact		Its: Chief Executive Officer

PA No. 2191		SA No. 19
Aug 2009

CONFIDENTIAL TREATMENT

TABLE OF CONTENTS

SA NUMBER
ARTICLES

1.	Quantity, Model and Description	SA 3

2.	Delivery Schedule

3.	Price

4.	Payment	SA 3

5.	Miscellaneous

TABLE

1-1	Aircraft Information Table for Model 737-7V3 Aircraft	SA 4
1-2	Aircraft Information Table for Model 737-8V3 Aircraft	SA 5
1-3	Aircraft Information Table for Model 737-7V3 Aircraft	SA 7
1-4	Aircraft Information Table for Model 737-7V3 Aircraft	SA 13
1-5	Aircraft Information Table for Model 737-8V3 Aircraft	SA 13
1-6	Aircraft Information Table for Model 737-8V3 Aircraft	SA 13
1-7	Aircraft Information Table for Model 737-8V3 Aircraft Option Aircraft	SA 13
1-8	Aircraft Information Table for Model 737-8V3 Aircraft	SA 16
1-9	Aircraft Information Table for Model 737-8V3 Aircraft	SA 19
1-10	Aircraft Information Table for Model 737-8V3 Aircraft	SA 18
1-11	Aircraft Information Table for Model 737-8V3 Option Aircraft	SA 18

EXHIBIT

A-1	Aircraft Configuration for Model 737-7V3 Aircraft	SA 3
A-2	Aircraft Configuration for Model 737-8V3 Aircraft	SA 3
A-3	Aircraft Configuration for Model 737-8V3 Aircraft	SA 18

B.	Aircraft Delivery Requirements and Responsibilities	SA 3

SUPPLEMENTAL EXHIBITS

AE1.	Escalation Adjustment Airframe and Optional Features	SA 10

BFE1.	BFE Variables	SA 18

CS1.	Customer Support Variables	SA 3

EE1.	Engine Escalation/Engine Warranty and Patent Indemnity

SLP1.	Service Life Policy Components

PA No. 2191		SA No. 19
Aug 2009
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CONFIDENTIAL TREATMENT

SA NUMBER
LETTER AGREEMENTS

2191-01	Demonstration Flight Waiver
2191-02	Escalation Sharing
2191-03	Seller Purchased Equipment

RESTRICTED LETTER AGREEMENTS

6-1162-DAN -0123	Performance Guarantees
6-1162-DAN -0124	Special Matters
6-1162-DAN -0155	Airframe Escalation Revision
6-1162-DAN -0156	Year 2000 Ready Software, Hardware and Firmware
6-1162-DAN -0157	Miscellaneous Matters
6-1162-MJB-0017	Special Matters
6-1162-MJB-0030	Special Matters
6-1162-LAJ-874R	Special Matters	SA 5
6-1162-LAJ-874R1	Special Matters	SA 6
6-1162-LAJ-874R2	Special Matters	SA 7
6-1162-LAJ-982	Special Matters	SA 8
6-1162-LAJ-982R3	Special Matters	SA 11
6-1162-RLL-3852	737-800 Performance Guarantees	SA 9
6-1162-LAJ-982R4	Special Matters	SA 13
6-1162-RLL-3958	737-8V3 Option Aircraft	SA 13
6-1162-RLL-3958R1	737-8V3 Option Aircraft	SA 18
6-1162-LAJ-982R5	Special Matters	SA 16
6-1162-LAJ-982R6	Special Matters	SA 17
6-1162-LAJ-982R7	Special Matters	SA 18
6-1162-RLL-4092	Advance Payment Matters for Aircraft Listed in Table 1-9	SA 17
6-1162-KSW-6417	Boeing Offer Related to New Interior	SA 18
6-1162-KSW-6419	**Material Redacted**	SA 18

PA No. 2191		SA No. 19
Aug 2009
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CONFIDENTIAL TREATMENT

SUPPLEMENTAL AGREEMENTS	DATED AS OF:
Supplemental Agreement No. 1	June 29, 2001
Supplemental Agreement No. 2	December 21, 2001
Supplemental Agreement No. 3	June 14, 2002
Supplemental Agreement No. 4	December 20, 1002
Supplemental Agreement No. 5	October 31, 2003
Supplemental Agreement No. 6	September 9, 2004
Supplemental Agreement No. 7	December 9, 2004
Supplemental Agreement No. 8	April 15, 2005
Supplemental Agreement No. 9	March 16, 2006
Supplemental Agreement No. 10	May 8, 2006
Supplemental Agreement No. 11	August 30, 2006
Supplemental Agreement No. 12	February 26, 2007
Supplemental Agreement No. 13	April 23, 2007
Supplemental Agreement No. 14	August 31, 2007
Supplemental Agreement No. 15	February 21, 2008
Supplemental Agreement No. 16	June 30, 2008
Supplemental Agreement No. 17	December 15, 2008
Supplemental Agreement No. 18	July 15, 2009
Supplemental Agreement No. 19	August 2009

PA No. 2191		SA No. 19
Aug 2009
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CONFIDENTIAL TREATMENT

Table 1-9

Aircraft Information Table for Model 737-8V3 Aircraft

Delivery, Description and Advance Payments

Airframe Model/MTOW: 737-800	174200 pounds	Detail Specification:
Engine Model/Thrust: CFM56-7B26	26400 pounds	Airframe Price Base Year/Escalation Formula:	Jul-08		ECI-MFG/CPI
Airframe Price:	**Material Redacted**	Engine Price Base Year/Escalation Formula:	N/A		N/A
Optional Features:	**Material Redacted**
Sub-Total of Airframe and Features:	**Material Redacted**	Airframe Escalation Data:
Engine Price (Per Aircraft):	**Material Redacted**	Base Year Index (ECI):		103.1
Aircraft Basic Price (Excluding BFE/SPE):	**Material Redacted**	Base Year Index (CPI):		208.2
Buyer Furnished Equipment (BFE) Estimate:	**Material Redacted**
Seller Purchased Equipment (SPE) Estimate:	**Material Redacted**

Refundable Deposit/Aircraft at Proposal Accept:	**Material Redacted**

					Escalation Estimate	Advance Payment Per Aircraft (Amts. Due/Mos. Prior to Delivery):		21/18/12/9/6
Delivery Date	Number of Aircraft	Escalation Factor (Airframe)	Serial Number	Escalation	Adv Payment Base Price Per A/P	At Signing **Material Redacted**	24 Mos. **Material Redacted**	Mos. **Material Redacted**	Total **Material Redacted**
**Material Redacted**	**Material Redacted**	**Material Redacted**	**Material Redacted**	**Material Redacted**	**Material Redacted**	**Material Redacted**	**Material Redacted**	**Material Redacted**	**Material Redacted**
**Material Redacted**	**Material Redacted**	**Material Redacted**	**Material Redacted**	**Material Redacted**	**Material Redacted**	**Material Redacted**	**Material Redacted**	**Material Redacted**	**Material Redacted**
**Material Redacted**	**Material Redacted**	**Material Redacted**	**Material Redacted**	**Material Redacted**	**Material Redacted**	**Material Redacted**	**Material Redacted**	**Material Redacted**	**Material Redacted**
**Material Redacted**	**Material Redacted**	**Material Redacted**	**Material Redacted**	**Material Redacted**	**Material Redacted**	**Material Redacted**	**Material Redacted**	**Material Redacted**	**Material Redacted**
Total:	**Material Redacted**

PA No. 2191		SA No. 19
Aug 2009
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